Exhibit 99.3
Contact:
Linda S. Lennox
Vice President, Investor & Media Relations
Critical Therapeutics, Inc.
(781) 402-5708
llennox@crtx.com
CRITICAL THERAPEUTICS ANNOUNCES CHANGES TO MANAGEMENT TEAM
AND BOARD OF DIRECTORS
Lexington, Mass., June 26, 2006 — Critical Therapeutics, Inc. (Nasdaq: CRTX) today announced that Paul D. Rubin, M.D. has stepped down from his position as President, Chief Executive Officer and director effective today. The Company’s Board of Directors has appointed Robert Zeiger to serve as Executive Chairman of Critical Therapeutics. As Executive Chairman, Zeiger will serve as Chairman of the Board of Directors. Zeiger has served as Lead Independent Director of Critical Therapeutics’ Board of Directors since February 2005. Frank E. Thomas has been promoted to President of Critical Therapeutics and appointed to the Company’s Board of Directors. Jeffrey Young has been promoted to Vice President of Finance and Treasurer. Young was previously Senior Director of Finance of the Company.
“On behalf of the Board of Directors, I would like to thank Paul for his instrumental role as the inaugural Chief Executive Officer of Critical Therapeutics.” Zeiger said. “Under Paul, the Company completed its initial public offering, commercialized its first drug, ZYFLO® (zileuton tablets), and expanded its development pipeline.
“The decisions announced today, together with the recently completed cost cutting efforts, are important steps in focusing the Company on its most valuable assets,” continued Zeiger. “We will continue to execute a strategy centered on the approval and successful launch of the controlled-release formulation of zileuton and advancing our other key research and development programs.”
As President, Thomas will have operating responsibility for all areas of the Company. Zeiger will work closely with Thomas and the other members of the management team to implement the Company’s strategy and strengthen the commercial organization.
“Frank brings solid business experience to his new role and has done an exceptional job in maintaining the financial health of the Company leading up to and through the launch of ZYFLO,” said Zeiger. “We are confident in the ability of the management team to successfully execute a strategy that will deliver the greatest value.”
“I am excited about the opportunity to lead the Company into its next phase of development with our talented group of managers and employees,” said Thomas. “We are committed to
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aggressively advancing our most promising programs to appropriately capture their current and future value, thereby providing long-term benefit to our stakeholders.
“Having completed the development and manufacturing requirements for the controlled-release (CR) formulation of zileuton, we expect to submit the new drug application for zileuton CR in August. Other key milestones next quarter include receiving top line data from each of our Phase II clinical trials involving the intravenous formulation of zileuton and CTI-01,” said Thomas. “The data from these trials should provide us with additional information to evaluate the future development path of these and other programs in our pipeline.”
In May 2006, the Company announced a cost reduction plan to better align its existing cost structure with current sales trends for ZYFLO. These steps have been completed and, as a result, the Company expects to reduce costs by at least $15 million in 2006 from previous guidance, excluding any restructuring and severance charges. As a result of the cost cutting actions, coupled with continued growth in ZYFLO sales, the Company anticipates ending the second quarter of 2006 with between $51 million and $53 million in cash. Net cash expenditures in the second quarter of 2006 are expected to be slightly lower than the current operating guidance of $13 million to $16 million, demonstrating the Company’s progress in reducing expenses and extending financial resources.
Conference Call Information
Critical Therapeutics will hold a conference call to discuss the changes to the management team and Board of Directors. Investors and other interested parties can access the call as follows:

Date:	Monday, June 26, 2006
Time:	11:30 a.m. ET
Dial-in:	(800) 406-5356 (U.S. and Canada)
(913) 981-5572 (International)
Passcode:	9978476
Webcast Information: www.crtx.com
A live and archived audio webcast of the conference call also will be available on the “Investors” section of the Critical Therapeutics website. From the home page, click on “Investors” and then on “Webcasts & Presentations.”
About Critical Therapeutics
Critical Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to the asthma drug ZYFLO® (zileuton tablets), as well as other formulations of zileuton. ZYFLO is the only 5-lipoxygenase inhibitor approved for marketing by the U.S. Food and Drug Administration. The Company’s commercialization efforts for ZYFLO are carried out by its specialty sales force. Critical Therapeutics also is developing treatments directed toward the severe inflammatory response in acute diseases and conditions that lead to admission to the emergency room or intensive care unit, and acute exacerbations of other chronic diseases that frequently lead to hospitalization. For more information, please visit www.crtx.com.
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Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding the expected timing and outcome of the NDA submission for zileuton CR; possible therapeutic benefits and market acceptance of ZYFLO; the progress and timing of our drug development programs and related trials; the timing and success of regulatory filings, regulatory approvals and product launches; the efficacy of our drug candidates; prospects, plans and objectives of management; and all other statements that are not purely historical in nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: the Company’s ability to transition its senior management team effectively; the Company’s ability to successfully market and sell ZYFLO; our ability to maintain regulatory approvals to market and sell ZYFLO; our ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize ZYFLO; patient, physician and third-payer acceptance of ZYFLO as a safe and effective therapeutic product; adverse side effects experienced by patients taking ZYFLO; unanticipated operating expenses for the remainder of 2006; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; the timing and success of submission, acceptance and approval of our regulatory filings, including, without limitation, the NDA submission for zileuton CR; our heavy dependence on the commercial success of ZYFLO and zileuton CR; our ability to obtain the substantial additional funding required to conduct our research, development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO, our drug candidates and our discoveries. These and other risks are described in greater detail in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q and other filings that we make with the Securities and Exchange Commission (SEC). If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.
ZYFLO® is a registered trademark of Critical Therapeutics, Inc.
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